                            FIRST AMENDMENT OF LEASE

         This agreement is made as of the 11th day of January 2001 between Gesipa Real Estate Partners having an office at 375 Phillips Boulevard, Ewing, New Jersey 08618 (hereinafter called "Landlord"), and Universal Display Corporation having an office and principal place of business at 3 Bala Plaza East, Suite 104, Bala Cynwyd, Pennsylvania 19004 (hereinafter called "Tenant").

         Whereas, Landlord and Tenant heretofore entered into a Lease dated October 12, 1998, and

         Whereas, Tenant is desirous of leasing additional space from Landlord, and Landlord is desirous of leasing additional space to Tenant consisting of approximately 10,000 square feet, at Phillips Boulevard, Ewing, New Jersey.

         First; Landlord hereby leases to Tenant and Tenant hereby hires from Landlord additional office space in 375 Phillips Boulevard consisting of approximately 10,000 square feet ("Expansion Space I"). Tenant presently leases the original 11,000 square feet of office space on the Reed Road side of the building ("Original Space") for a combined total of 21,000 square feet.

         Second; Commencement Date for this Expansion Space I is to April 1, 2001 with the Expiration Date being December 31, 2003 ("Term Certain").

         Third; the rental rate structure shall be under the same rental rate, $12.00 per square foot, and terms as the Master Lease.

         There shall be no additional security deposit required.

         Fourth; Tenant accepts occupancy of Expansion Space I in its "as is" condition, with no additional work to be performed by Landlord.

         Fourth; Tenant's Percentage Share in Section 6.3 of the Master Lease will be modified to 52.2% (21,000 S.F./40,200 S.F.).

         Fifth; Fennelly Associates, Inc. is recognized by both parties as the sole broker in this transaction and will be paid its commission fee by Landlord per separate agreement.

         Eighth; At Term Certain expiration, Tenant will restore Original Space and Expansion Space I to their broom clean condition.

         Eleventh; all other terms, covenants, conditions, provisions and agreements contained in the Master Lease of October 12, 1998 including without limitation, except changes expressly made in this Amendment shall apply to Expansion Space I with the same force and effect as if the same had been set forth in full, except as herein otherwise expressly provided or modified.

         In witness whereof, this Amendment has been duly executed by the parties hereto on the day and year first above written. Landlord: Gesipa Real Estate Partners


Attest:    /s/ William S. Schuler            By:      /s/ Guy Krone
       -----------------------------            -------------------------------
                                               Name:      Guy Krone

                                             Tenant:
                                             Universal Display Corporation


Attest:    /s/ Katerina Aggelikas            By:      /s/ Sidney D. Rosenblatt
       -----------------------------            -------------------------------
                                               Name:      Sidney Rosenblatt